Exhibit 99.1
CSK Auto Corporation Presentation with Investors to be Webcast
PHOENIX, September 27, 2005 (BUSINESS WIRE) — Members of the management team of CSK Auto Corporation (NYSE: CAO) will be presenting at the 2005 RBC Capital Markets Consumer Conference commencing at 8:30 a.m. Eastern Daylight Time on September 29, 2005 in Orlando.
The presentation and its accompanying slides will be webcast. We invite interested parties to access the webcast live and for five days thereafter through our web site at www.cskauto.com. Just click on “Investors” and then click “Webcast” RBC Capital Markets Consumer Conference.
CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of July 31, 2005, the Company operated 1,142 stores in 19 states under the brand names Checker Auto Parts, Schuck’s Auto Supply and Kragen Auto Parts.
SOURCE: CSK Auto Corporation, Phoenix
CONTACT: Don Watson, 602-631-7224

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